SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2003

Kaydon Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12640 (Commission File Number)	13-3186040 (IRS Employer Identification No.)

315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of principal executive offices)

Registrant’s telephone number, including area code: (734) 747-7025

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On May 30, 2003, Kaydon Corporation completed the sale of an additional $30 million of 4.0% Contingent Convertible Senior Subordinated Notes due 2023 (the “Notes”) in a private placement to a group of institutional accredited investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”). The investors were granted an option to purchase the additional Notes (the “Option Notes”) when they agreed to purchase an initial $170 million of Notes, which were sold on May 23, 2003. The approximately $29.1 million of net proceeds from the sale of the Option Notes will be used for general corporate purposes. Kaydon has agreed to file a shelf registration statement under the 1933 Act to permit the resale of the Notes and the Option Notes and the shares of common stock into which the Notes and Option Notes may be converted upon the occurrence of certain specified events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 2, 2003	KAYDON CORPORATION

By:	/s/ Kenneth W. Crawford Kenneth W. Crawford Vice President and Corporate Controller (Principal Accounting Officer)